Exhibit (a)(1)(D)

Confirmation — Declined Offer

From: stockplans@riteaid.com
Sent: Monday, April 18, 2011 2:30 PM
To: [Associate]
Subject: Confirmation of Election

Date        4/18/2011 2:29:40 PM EDT

Dear        [Associate]

We show that you have elected NOT to tender one or more of your Eligible Options pursuant to the Rite Aid Corporation Exchange Offer.

Grant Number	Grant Date	Per Share Exercise Price ($)	Shares Outstanding (vested / unvested)	Replacement Stock Options	Election

We want to make sure that you understand that your election not to tender means you have declined the exchange of the non-tendered stock options for new stock options.

If the above is not your intent, we encourage you to log back into the Exchange Offer website or contact the Stock Option Exchange Hotline at 800-504-8546 to change your election before 11:59 pm, Eastern Time, on April 21, 2011. If we extend the Offer beyond April 21, 2011, you must change your election before the extended expiration date of the Offer. To access the Exchange Offer website, select the following hyperlink: https://riteaid.equitybenefits.com.

Should you have any questions, please feel free to contact the Stock Option Exchange Hotline at 800-504-8546 or riteaid@sos-team.com.

Confirmation — Accepted Offer

From: stockplans@riteaid.com
Sent: Monday, April 18, 2011 2:30 PM
To: [Associate]
Subject: Confirmation of Election

Date        4/18/2011 2:29:40 PM EDT

Dear        [Associate]

Your Rite Aid Corporation Stock Options Exchange Offer election has been recorded as follows:

Grant Number	Grant Date	Per Share Exercise Price ($)	Shares Outstanding (vested / unvested)	Replacement Stock Options	Election

We strongly encourage you to print this page and keep it for your records.

If the above is not your intent, we encourage you to log back into the Exchange Offer website or call the Stock Option Exchange Offer Hotline at 800-504-8546 to change your election before 11:59 pm, Eastern Time, on April 21, 2011.  If we extend the Offer beyond April 21, 2011, you must change your election before the extended expiration date of the Offer. To access the Exchange Offer website, select the following hyperlink: https://riteaid.equitybenefits.com/.

Should you have any questions, please feel free to contact the Stock Option Exchange Hotline at 800-504-8546 or riteaid@sos-team.com.